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                                                                    EXHIBIT 99.2

                           UNITED CITIES GAS COMPANY

              SPECIAL MEETING OF SHAREHOLDERS -- NOVEMBER 12, 1996

   This proxy is solicited on behalf of the Board of Directors of the Company

  The undersigned shareholder of United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), hereby appoints Gene C. Koonce, James
B. Ford and Shirley M. Hawkins, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Special Meeting of Shareholders to be held on November 12, 1996 at 10:30 a.m., Central time at the Fifth Floor Auditorium of the First American Center, 326 Union Street, Nashville, Tennessee and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of United Cities which the undersigned would be entitled to vote.

  Said proxies and attorneys, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

  Proposal to ratify and approve an agreement and plan of reorganization dated July 19, 1996 as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated October 3, 1996, by and between United Cities and Atmos Energy Corporation, a Texas Corporation ("ATMOS"), and approve the Plan of Merger and the Merger of United Cities with and into Atmos, with Atmos as the surviving Corporation (the "Merger").

                  [_] For       [_] Against       [_] Abstain

                           (Continued on other side)


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  Each of the above-named proxies at said meeting, either
in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. If no instructions are indicated herein, this Proxy will be treated as a grant of authority to vote for the proposal and any other matters to be voted upon at the special meeting or at any adjournments or postponements thereof.

                                              THE UNDERSIGNED ACKNOWLEDGES RE-
                                              CEIPT OF THE COPY OF THE NOTICE
                                              OF SPECIAL MEETING AND JOINT
                                              PROXY STATEMENT/PROSPECTUS RE-
                                              LATING TO THE SPECIAL MEETING.

                                              Dated:               , 1996
                                                    ---------------

                                              ---------------------------------
                                              Signature

                                              ---------------------------------
                                              Signature
                                              (THIS PROXY SHOULD BE DATED,
                                              SIGNED BY THE SHAREHOLDER(S)
                                              EXACTLY AS HIS OR HER NAMES(S)
                                              APPEARS HEREON, AND RETURNED
                                              PROMPTLY IN THE ENCLOSED
                                              ENVELOPE. PERSONS SIGNING IN A
                                              FIDUCIARY CAPACITY SHOULD SO
                                              INDICATE. IF SHARES ARE HELD BY
                                              JOINT TENANTS OR AS COMMUNITY
                                              PROPERTY, BOTH SHAREHOLDERS
                                              SHOULD SIGN IT.)
                                                 PLEASE VOTE, SIGN, DATE AND
                                                 PROMPTLY RETURN THIS CARD.



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